Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Supervisory Board and Management Board

Merus B.V.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG Accountants N.V.

Amstelveen, the Netherlands

8 April 2016